UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026 (July 10, 2026)

PLUM ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42472	98-1795710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2021 Fillmore St. #2089 San Francisco, California	94115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 529-7125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	PLMKU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	PLMK	Nasdaq Global Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLMKW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2026, Plum Acquisition Corp. IV (“Plum IV”) held an extraordinary general meeting of its shareholders (the “Shareholder Meeting”) to amend Plum IV’s amended and restated memorandum and articles of association (the “Articles”) to extend the date (the “Termination Date”) by which Plum IV has to consummate a business combination (the “Articles Extension”) from July 16, 2026 to January 16, 2027 (the “Articles Extension Date”) and to allow Plum IV, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to six times by an additional one month each time after the Articles Extension Date, by resolution of Plum IV’s board of directors if requested by Plum Partners IV, LLC (the “Sponsor”) and upon five days’ advance notice prior to the applicable Termination Date, until July 16, 2027, or a total of up to twelve months after the Termination Date, unless the closing of a business combination shall have occurred prior to such date (the “Extension Amendment Proposal”).

The shareholders of Plum IV approved the Extension Amendment Proposal at the Shareholder Meeting and on July 10, 2026, Plum IV filed an amendment to the Articles (the “Articles Amendment”) with the Registrar of Companies of the Cayman Islands, effective July 10, 2026.

The foregoing description of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 10, 2026, Plum IV held the Shareholder Meeting to approve the Extension Amendment Proposal and a proposal to adjourn the Shareholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”) in the capital of Plum IV represented (either in person or by proxy) to approve the Extension Amendment Proposal or (ii) if the holders of Class A Ordinary Shares issued as part of the units sold in Plum IV’s initial public offering (the “Public Shares”) have elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that Plum would not adhere to the continued listing requirements of the Nasdaq Stock Market LLC (the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by Plum IV on June 15, 2026.

As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 19,713,124 Ordinary Shares of Plum IV held of record as of June 8, 2026, the record date for the Shareholder Meeting, were present in person or by proxy at the meeting, representing approximately 81.32% of the voting power of the Ordinary Shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
17,581,000	2,132,072	52

Item 8.01. Other Events.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 13,540,384 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.71 per share, for an aggregate redemption amount of approximately $145 million, leaving approximately $39.7 million in the trust account.

On July 9, 2026, the Sponsor and the Company’s independent directors voluntarily converted an aggregate of 5,749,999 Class B Ordinary Shares into 5,749,999 Class A Ordinary Shares, as permitted by the Company’s Articles. The Class B Ordinary Shares that converted into Class A Ordinary Shares will not be entitled to receive funds from the trust account through redemptions or otherwise and will remain subject to the existing transfer restrictions. Following the conversions and redemptions, there are a total of 10,702,490 Class A Ordinary Shares outstanding and one Class B Ordinary Share outstanding, which Class B Ordinary Share is held by the Sponsor.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	PLUM ACQUISITION CORP. IV

	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	Chief Executive Officer

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